Exhibit 99.1

[LETTERHEAD OF OPPENHEIMER & CO. INC.]

The Board of Directors

Endocare, Inc.

201 Technology Drive

Irvine, California 92618

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated June 7, 2009, to the Board of Directors of Endocare, Inc. (“Endocare”) as Annex C to, and reference thereto under the caption “BACKGROUND OF THE OFFER—Opinion of Endocare’s Financial Advisor” in, the prospectus/offer to exchange relating to the proposed transaction involving Endocare and HealthTronics, Inc. (“HealthTronics”), which prospectus/offer to exchange forms a part of the Registration Statement on Form S-4 of HealthTronics. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ OPPENHEIMER & CO. INC.
OPPENHEIMER & CO. INC.

June 17, 2009